EXHIBIT 21

LIST OF SUBSIDIARIES

CHINA WORLD TRADE CORPORATION, incorporated in Nevada, USA

      Virtual Edge Limited, incorporated in the British Virgin Islands:
No d/b/a. It is an investment holding company.

Topstar International Limited, incorporated in the British Virgin Islands:
No d/b/a. It is a dormant company.

Beijing World Trade Center Club, incorporated in the Peoples’ Republic of China:
d/b/a Beijing World Trade Center and China World Trade Center.

Infotech Enterprises Limited, incorporated in the British Virgin Islands:
No d/b/a. It is a dormant company.

Guangzhou World Trade Center Club Limited, incorporated in the Peoples’ Republic of China: d/b/a Guangzhou World Trade Center and China World Trade Center

CEO Clubs China Limited, incorporated in Hong Kong, SAR:
d/b/a CEO Clubs

China Chance Enterprises Limited, incorporated in the British Virgin Islands:
      d/b/a China World Trade Corporation

      Creative Idea Group Limited, incorporated in the British Virgin Islands:
      d/b/a China World Trade Corporation

      Sino Platform Limited, incorporated in the British Virgin Islands:
      No d/b/a. It is an investment holding company

WTC Link International Limited, incorporated in Hong Kong, SAR:
d/b/a WTC Link

            Guangdong WTC Link Information Service Limited, incorporated in the Peoples’
            Republic of China: d/b/a WTC Link

      China World Trade Corporation, incorporated in the British Virgin Islands:
      d/b/a China World Trade Corporation

General Business Network (Holdings) Limited, incorporated in Hong Kong, SAR:
d/b/a GBN Hong Kong.

   General Business Network (GZ) Co. Limited, incorporated in the Peoples’ Republic of China: d/b/a GBN GuangzhouGuangdong New Generation

   Commercial Management Limited, incorporated in the
      Peoples’ Republic of China: d/b/a New Generation; ”i-tour”; “ZheFuTianXia” (meaning discount services)

     Guangdong Huahao Insurance Agency Limited, incorporated in the Peoples’ Republic of
     China: d/b/a Huahao Insurance

    Guangzhou Xinyou Foreign Enterprise Services Limited, incorporated in the Peoples’
    Republic of China: d/b/a Xinyou

    Guangzhou Hongyan Travel Services Limited, incorporated in the Peoples’ Republic of
    China: d/b/a Hongyan

    Guangdong New Generation Commercial Tour Service Limited, incorporated in the
    Peoples’ Republic of China: d/b/a Commercial Tour

   Guangdong New Generation Air Tour Service Limited, incorporated in the Peoples’
   Republic of China: No d/b/a.

   Guangdong Airport Tour Service Limited, incorporated in the Peoples’ Republic of
   China: d/b/a Airport Tour

   GBN Wealth Management Limited, incorporated in Hong Kong, SAR:
    No d/b/a. It is a dormant company.

    Polysend Trading Limited, incorporated in Hong Kong, SAR:
    d/b/a Polysend